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                                                                    EXHIBIT 23.1
          KPMG Peat Marwick LLP



          The Board of Directors
          First Midwest Bancorp, Inc.:

          We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                             KPMG PEAT MARWICK LLP



          Chicago, Illinois
          September 8, 1995



          Member Firm of
          Klynveld Peat Marwick Goerdeler